SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20509

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                July 24, 2004
                                -------------
                                Date of Report
                      (Date of Earliest Event Reported)

                           RASER TECHNOLOGIES, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in its Charter)

       Utah                     0-306567                   87-0638510
       ----                     --------                   ----------
 (State or other juris-   (Commission File No.)          (IRS Employe
diction of incorporation)                                  I.D. No.)

                     5152 North Edgewood Drive, Suite 375
                              Provo, Utah 84604
                              -----------------
                   (Address of Principal Executive Offices)

                                (801) 765-1200
                                --------------
                        Registrant's Telephone Number

Item 5. Other.

On July 24, 2004, Raser Technologies, Inc., a Utah corporation ("Raser" or the "Company") entered into a Securities Purchase Agreement (the "Agreement") to sell, in the aggregate, up to $7,000,000 of Preferred Stock and Warrants (respectively, as defined in the Agreement, to the Purchasers (as defined in the Agreement)identified on the signature pages of the Agreement.

Under the Agreement, the aggregate number of shares of Preferred Stock sold shall be up to 7,000 shares. The aggregate Subscription Amount (as defined in the Agreement) shall be no less than $2,000,000 and no more than $7,000,000. The Stated Value (as defined in the Agreement) is $1,000 per share of Preferred Stock. The Preferred Stock is convertible into common stock of the Company at a price of $3.50 per share.

On the Closing Date (as defined in the Agreement), each Purchaser shall purchase from the Company, (a) shares of Preferred Stock with an aggregate Stated Value equal to such Purchaser's Subscription Amount; and (b) Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 25% of such Purchaser's Subscription Amount divided by the Set Price (as defined in the Agreement), which is $3.50, with an exercise price equal to 120% of the average of the five VWAPs (as defined in the Agreement) immediately prior to the date hereof, subject to adjustment as set forth therein.

VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (Based on a Trading Day from 9:30 a.m. EST to 4:02 p.m Eastern
Time) using the VAP function; (b) if the Common Stock is not listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Shares then outstanding.

Within 60 calendar days following the Closing Date, the Company is required to file a "Shelf" Registration Statement covering the resale of 130% of the Registrable Securities (as defined in the Agreement) for an offering to be made on a continuous basis pursuant to Rule 415.

In connection with the Agreement, the Company has entered into a Financial Advisory and Investment Banking Agreement with vFinance Investments, Inc. ("VFIN"), in which the Company has agreed to pay to VFIN a financing fee in immediately available funds equal to 10% of all equity funds raised in the private markets on amounts of $2,000,000 or less in connection with such financing. For amounts above $2,000,000, the percentage shall decrease to 7%. The Company is also required to issue VFIN warrants to purchase 10% of the aggregate number of fully diluted shares of common stock into which any convertible securities which shall have been purchased in any financing, with the term of such warrants to be for a period of 5 years and the exercise price to be equal to the effective per share price paid by any financing sources or $8.55 per share.

A copy of the Securities Purchase Agreement, with all exhibits to the Agreement, including Disclosure Schedules, Schedule 6(b), Schedule 6(c), Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, Registration Rights Agreement, Common Stock Purchase Warrant and Escrow Agreement are attached hereto and incorporated herein by reference. See Item 7.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------
         10.1                      Securities Purchase Agreement

         10.2 Raser Technologies Disclosures Schedules to Securities Purchase Agreement

         10.3                      Schedule 6(b)

         10.4                      Schedule 6(c)

         10.5 Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

         10.6                      Registration Rights Agreement

         10.7                      Common Stock Purchase Warrant

         10.8                      Escrow Agreement


     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.


                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 RASER TECHNOLOGIES, INC.


Date: 07/28/04                   /s/ Kraig T. Higginson
      --------                   -----------------------------
                                 Kraig T. Higginson, President